UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

Patriot Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22182	84-1070278
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2038 Corte Del Nogal, Suite 141 Carlsbad, CA 92011-1478
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (760) 795-8517

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐     Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

Patriot Scientific Corporation (the “Company”) held its 2015 Annual Meeting on April 28, 2016.  Out of 401,392,948 shares of our Common Stock (as of the record date of March 1, 2016) entitled to vote at the Annual Meeting, there were 272,113,297 shares present in person or represented by proxy, representing 67.79% of the total outstanding shares of our Common Stock entitled to vote.

The final voting results of each proposal are set forth below.

Proposal No. 1: Election of the Board of Directors to serve until the Company’s 2016 Annual Meeting of Stockholders.

Directors	Votes For	Votes Withheld	Broker Non-Votes
Gloria H. Felcyn	41,370,296	72,179,471	158,563,530
Carlton M. Johnson, Jr.	40,689,890	72,859,877	158,563,530
Clifford L. Flowers	41,381,904	72,167,863	158,563,530

Proposal No. 2: To ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the current fiscal year ending May 31, 2016.

Votes For	Votes Against	Abstain
158,721,357	90,511,107	22,880,833

Proposal No. 3: To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our Proxy Statement for the 2015 Annual Meeting of Stockholders.

Votes For	Votes Against	Abstain	Broker Non-Votes
35,011,179	73,581,618	4,956,970	158,563,530

Proposal No. 4: To approve an amendment to our certificate of incorporation, as amended, to effect a reverse stock split of shares of our issued and outstanding common stock, par value of $0.00001 per share, at a ratio to be established by our board of directors in its discretion, of up to one for fifteen (but not less than one for five).

Votes For	Votes Against	Abstain
116,156,573	150,902,591	5,054,133

Proposal No. 5: To authorize the adjournment of the 2015 Annual Meeting of Stockholders, if necessary to solicit additional proxies, in the event that there are not sufficient votes at the time of the 2015 Annual Meeting of Stockholders to approve any of the foregoing proposals.

Votes For	Votes Against	Abstain
127,024,344	137,324,306	7,764,647

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Scientific Corporation

Date: May 4, 2016	By: /s/ Clifford L. Flowers
Clifford L. Flowers
Chief Financial Officer

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